UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2015

Special Diversified Opportunities Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22400	56-1581761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE		19803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(302) 824-7062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2015, Thomas A. Bologna, Murray McCabe and Richard van den Broek resigned from the Board of Directors (the “Board”) of Special Diversified Opportunities Inc. (the “Company”), effective immediately.

Also on that date, Gregory H.A. Baxter, Thomas J. Kelleher and Kenneth M. Young were elected to the Board to fill the newly created vacancies, serving in Class I, Class II and Class II of the Board, respectively. Mr. Baxter’s term is scheduled to expire at the Company’s annual meeting of stockholders to be held in 2017, and Messrs. Kelleher’s and Young’s terms are scheduled to expire at the Company’s annual meeting of stockholders to be held in 2016. Each of the new directors was elected at the request of B. Riley & Co., LLC (“B. Riley”), which purchased from Becker Drapkin Management, L.P. (“BDM”) the shares of the Company’s common stock owned by BDM.

Mr. Baxter has been an independent corporate finance consultant primarily for middle-market corporations and closely held businesses since 2005. Mr. Baxter holds a bachelor of arts from the University of Victoria in Canada and a master of business administration from the Ivey Business School in London, Canada.

Mr. Kelleher has served as President of B. Riley Financial, Inc. (“BRFI”) since August 2014. Mr. Kelleher also serves as Chief Executive Officer of that entity’s wholly owned subsidiary, B. Riley. Prior to BRFI’s acquisition of B. Riley in June 2014, Mr. Kelleher served as Chief Executive Officer of B. Riley since 2006. Mr. Kelleher received his Bachelor of Science in Mechanical Engineering from Lehigh University.

Mr. Young has served as the President and Chief Executive Officer of Lightbridge Communications Corporation (“LLC”) since August 2008. Mr. Young also served as President and Chief Operating Officer of LCC from May 2008 to August 2008, Senior Vice President, President of the Americas from June 2007 to May 2008, and Chief Marketing Officer from May 2006 to June 2007. Mr. Young holds a Master in Business Administration from the University of Southern Illinois and a Bachelor of Science in Computer Sciences from Graceland University.

Effective upon joining the Board, Messrs. Baxter, Kelleher and Young became eligible to receive the standard compensation provided by the Company to its other non-employee directors, as most recently disclosed in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 23, 2015, which was filed with the Securities and Exchange Commission on May 22, 2015.

Also on October 19, 2015, in connection with the purchase by B. Riley of BDM’s shares, upon mutual and amicable agreement of the Board and Mr. Philip T. Blazek, Mr. Blazek ceased to be employed as President of the Company, effective immediately. Mr. Blazek will receive a severance payment of $206,250, less applicable withholding, such amount equal to three-fourths of Mr. Blazek’s annual salary plus the amount of his 2014 cash bonus. The Company will also pay his COBRA payments for nine months following the separation, and Mr. Blazek will execute a release of the Company in connection with his separation. In addition, should the Company, on or before the second anniversary of Mr. Blazek’s departure, consummate a strategic transaction with any of a list of entities agreed to by the Company and Mr. Blazek on the date of his departure, Mr. Blazek would receive a cash payment of $200,000, less applicable withholding if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Special Diversified Opportunities Inc.

October 20, 2015	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Chief Financial Officer